Exhibit 5.1
Spidi & Fisch, PC ATTORNEYS AT LAW 1227 25th street, N.W. Suite 200 West Washington, D.C. 20037 (202) 434-4660 Facsimile: (202) 434-4661

March 14, 2014

Board of Directors
Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania 17257

RE:           Post-Effective Amendment No. 1 to Form S-8 Registration Statement
Orrstown Financial Services, Inc. Employee Stock Option Plan of 2000

Ladies and Gentlemen:

We have acted as special counsel to Orrstown Financial Services, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-33714) to be filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the issuance of up to 486,202.50 shares of the Company’s common stock, no par value per share (the “Common Stock”) pursuant to options granted under the Company’s Employee Stock Option Plan of 2000 (the “Plan”) as more fully described in the Registration Statement.  You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records, and matters of law as we have deemed necessary for the purpose of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the limitations set forth below, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the Pennsylvania Business Corporation Law and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Spidi & Fisch, PC
Spidi & Fisch, PC